Exhibit 10.8

BANK OF COMMERCE HOLDINGS

NOTICE OF EXERCISE OF STOCK OPTION BY OPTIONEE

Pursuant to the 2010 Equity Plan and the Option Agreement dated [INSERT], between Bank of Commerce Holdings, a California corporation (the “Company”), and me, [INSERT], I hereby elect to purchase [INSERT] shares of the common stock of the Company (the “Shares”), at the option price of $[INSERT] per share. My certified or cashiers check (or another form of immediately available funds) in the amount of $[INSERT] is enclosed. The shares are to be [issued in one certificate(s) and registered in the name(s) of INSERT].

I certify that my tax identification number is: [INSERT]

I hereby agree to be bound by all of the terms and conditions set forth in the Bank of Commerce Holdings 2010 Equity Plan Agreement.

Dated:	[INSERT]

COMPANY		BANK OF COMMERCE HOLDINGS
a California corporation

By:
	Print Name:	Samuel D. Jimenez
	Title:	EVP / Chief Operating Officer

GRANTEE	By:
	Address:	[INSERT]
[INSERT]